Exhibit 23.3

                           Consent of Moss Adams LLP,
                    FirstBank NW Corp.'s Independent Auditors
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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         We hereby consent to the use in the Prospectus constituting part of this Registration Statement, on Form S-4 (File Number 333-106522), filed July 24, 2003, of our report dated April 18, 2003, on the consolidated financial statements of FirstBank NW Corp. and subsidiaries as of March 31, 2003, which appears in the Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus filed as part of that registration statement.


/s/ Moss Adams LLP

Spokane, Washington
July 24, 2003